                           Exhibit 2.4


Serco Group, Inc. I Telephone: 609-346-8800 I Fax: 609-346-8463
20 E. Clementon Road I Gibbsboro I N.J. 08026





January 29, 1997

Mr. Thomas Eisenman
President
SeTech, Inc.
905 Industrial Drive
Murfreesboro, Tennessee  31370-4381
USA

Dear Mr. Eisenman:

This letter agreement shall confirm that in connection with its purchase of the stock of Barton ATC, Inc. and Barton ATC International, Inc. ("the companies"), Serco Group, Inc. assumes all responsibility for providing group health benefits to the following employees of the companies as of May 1, 1997. Until such date it is agreed that you shall maintain such benefits under the present policy, for which we shall reimburse you upon presentation of premium statements. These employees are currently provided group medical, dental and vision insurance through SeTech, Inc.'s group policy number 356230 with Great-West Life & Annuity Insurance Company.


Barton ATC International, Inc. Employees

Robert R. Adam
Frank E. Albert
Carl L. Allen
Rollie G. Allen
Dan L. Ansbaugh
Jocelyn D. Antonio
David R. Arcado
Salvadore R. Arcado
Terry J. Asp
Marlin J. Axtman
Clifford M. Bailey
Marc D. Balzac
Rickey D. Baptiste
Edward J. Bass
Dennis H. Beard
Wilbur S. Benner
John S. Bernhardt
Robert S. Bernstein
Craig S. Bisson
Russell R. Boom
Darla D. Borsack
Donald E. Braman
William F. Braun
Kevin J. Brenda
Thomas E. Briceland
Donley R. Brickett
Richard W. Brown
Robert L. Brown
Robert L. Burke
Daniel G. Burnett
Myron E. Burtness
Robert J. Butterworth
Valerie N. Butterworth
Donald L. Caldwell
Harry L. Champley
Robert E. Cherry
Armando Chong
Stephen T. Christmas
Loren Christopher
Tonya J. Clark
William E. Clark
Jose (Jay) A. Clue
John E. Collet
John W. Cook, Jr.
Dana L. Craig
Jeanne K. Crane
Cristobal Cruz, Jr.
Richard A. Darnell
William R. Davis, Jr.
Gregory W. Deagon
Chadwick P. Dellatan
Ernest F. Dillon
John T. Dobyns
John R. Dolan
Dana J. Dore
Robert D. Earl
Pete A. Echevarria
Dean L. Elliott
Delwyn A. Engelhardt
Sherie L. Ewart
Scott R. Fiddes
Patrick R. Fitzsimmons
Mary P. Fleming
Wendy E. Fredrickson
David E. Freeman
Scott R. French
David P. Galuszka
Gilbert J. Garcia
Kent C. Garrett
Gilbert R. Geagan
Francis D. Gibb
Casey B. Giddens
Marc R. Gosik
Mark C. Greenman
Ryan N. Griffin
Charles D. Halterman
Bruce H. Hamaker
Bryan D. Hammonds
Donald L. Hardy
John F. Hartter
John "Jack" D. Heille
Kenneth L. Heinlein
Guy Heney, III
James A. Henry
Alex A. Heskett
Robert M. Hifler, II
James E. High
Jeffrey E. Holland
Charles L. Horner
Steven A. Hover
Duane L. Howard
Carl D. Ingram
Julie A. Irwin
James L. Jensen
Brenda K. Johns
Bryan J. Johnston
James S. Jones, Jr.
John D. Kelly
Lawrence T. King
Harlan K. Klemm
Eugene Kulczyk
Timothy J. Lael
Henry M. Lagergren
Kenneth L. Larson
William T. Lawthers
Gregory E. Leathley
Lee J. Letourneau
John T. Lichnovsky
James R. Lindeman
Donald W. Lyle
Daniel M. MacCluer
Michael D. Macheel
Robert S. Manning
Michael L. Matta
Michael M. McNabb
David L. Michalko
Brian D. Miller
Jody M. Moeller
John  M. Mollinet
John C. Moody
John R. Mueller
Donald B. Mullin
James P. Murray
David R. Nance
Michelle M. Nash
Michael T. Owsley
Ronald L. Parker
John J. Pastore
Lawrence E. Patrick
Michael P. Pauley
Jacy B. Payne
Douglas G. Peden
Thomas W. Perkins
Rodger W. Petre
Frank M. Phillips
Robert G. Phillips
Ronald J. Pierce
Donald R. Poore
Steven N. Preece
John G. Putman
Michael F. Rager
Billy R. Robinson
Richard J. Rosa
Steven D. Ross
Heather N. Rowland
Casey W. Schreiner
Gary C. Shimon
John O. Shinew
Jon P. Siverly
Richard J. Smith
Semantha A. Smith
Walter L. Stetter
Timothy D. Stewart
Wayne A. Stratton

Ronald M. Swope
Steven R. Tatro
Clark D. Taylor
Richard A. Teixeira
Marty I. Theobald
Patricia M. Thomas
Bruce B. Troyer
Michael F. Tucker
James C. Tudor
Richard A. Velasquez
Donnie Verge
Ronald L. Werner
Lee A. Westfall
Robert J. Whitely
George R. Wideman
Scott N. Wilson
Anthony S. Wolfe
James K. Wright
Larry E. Wright
Bruce O. Wyres
Richard L. Young

Barton ATC, Inc. Employees

Travis Carter, Jr.
Floyd L. Claypool
Christopher P. Culbertson
David M. Dworek
David L. Garred
Carlton L . Geiger
Talmage M. Harrill
David J. Kittle
Brian T. McCormack
James T. McPartland
Daun K. Medaris
Steven W. Nelson
Laura L. Parker

Lewis Perry
Gregory J. Retallick
Ronald J. Robison
David L. Roesch
Kenneth D. Schmid
James T. Stout
Robert K. Stovall
Ernest A. Thomas
Richard L. Ussery
Ronald J. Washington
Jeffery S. White
Kelly L. Woods
Michael S. Yartin
Also to be included in the list of insured employees is Barbara
Spence.

By this letter and pursuant to Section 16 of the Stock Purchase
Agreement dated November 7, 1996, SeTech and Serco Group, Inc.
agree to amend the Agreement, as described above.

Please acknowledge your agreement to the foregoing by signing this letter.

Yours truly,

Serco Group, Inc.



_________________________
By:   Edward H. Montgomery
   Director

                           Agreed and Accepted this
                           _____ day of January, 1997.

                           SeTech, Inc.



                           _________________________
                           By:   Thomas N. Eisenman
                              President